Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Reports Fiscal Year and Fourth Quarter 2009 Financial Results

Annual Revenue Increases 28%

Norcross, GA, March 8, 2010 – Comverge, Inc. (NASDAQ: COMV), a leading provider of comprehensive smart grid, demand management, and energy efficiency solutions, today announced fourth quarter and full-year financial and operating results for 2009.

Financial Summary

Fourth quarter revenues for 2009 were $40.8 million compared to $33.0 million in the fourth quarter of 2008, a 24% increase.  Historically, fourth quarter revenues are the largest of the year due to the recognition of our residential Virtual Peaking Capacity™ contract revenues, which are deferred throughout the year until the fourth quarter.  Full-year revenues were $98.8 million in 2009 compared to $77.2 million in 2008, a 28% increase.

Adjusted EBITDA for the fourth quarter of 2009 was $18.1 million compared to $12.7 million for the fourth quarter of 2008, an increase of 43%.  For the full-year 2009, adjusted EBITDA was $1.2 million compared to a loss of $5.1 million for 2008.  Adjusted EBITDA is net loss before net interest expense, income tax expense (benefit), depreciation, amortization, stock-based compensation expense and impairment charges (see Schedule 5 – Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure).

Net loss for the fourth quarter of 2009 was $3.9 million, or $0.17 per share basic and diluted, compared to net income of $6.1 million, or $0.29 per share basic and $0.28 diluted for the fourth quarter of 2008.  Net loss for the fourth quarter of 2009 included one-time expenses of $3.5 million, or $0.15 per share basic and diluted related to the accelerated vesting of stock options, recorded as non-cash stock compensation of $2.7 million, and $0.8 million of interest expense related to the write-off of remaining unamortized loan costs from the early repayment of our GE Capital debt.

Net loss for the full year 2009 was $31.7 million, or $1.45 per share basic and diluted compared to a net loss of $94.1 million, or $4.45 per share basic and diluted in 2008.  Net loss for 2009 included one-time expenses of $7.8 million, or $0.36 per share basic and diluted, which included $4.3 million relating to our former CEO’s retirement, $2.7 million for accelerated vesting of stock options and $0.8 million related to the write-off of unamortized loan costs from the GE Capital debt.  Included in the 2008 net loss was a non-cash impairment charge recorded for goodwill and certain intangible assets related to our acquisition of Enerwise Global Technologies, Inc., of $75.4 million, or $3.52 per share basic and diluted after a $1.0 million tax benefit.

2009 Wrap Up

Our record $98.8 million in revenues reflects great growth in tough economic conditions.  General and administrative expenses for 2009 were $37.8 million compared to $34.5 million in 2008.  Excluding the $4.3 million one-time expense relating to our former CEO’s retirement, general and administrative expenses actually decreased 3% in 2009, while revenue increased 28%.  Positive Adjusted EBITDA of $1.2 million for 2009 was a $6.3 million improvement over 2008, and is reflective of our continuing ramp to profitability.  Comverge generated $7.8 million in positive cash flow from operations for 2009, a $21.6 million improvement over 2008 and another indicator of our improving financial performance.  This was all accomplished while expanding our investment in R&D during 2009 as part of our continuing commitment to innovation.  R&D spending of $4.9 million in 2009 was four times greater than 2008, producing our smart grid ready products and Apollo® software.

“2009 resulted in many achievements that have us well positioned for success in 2010,” said R. Blake Young, president and chief executive officer of Comverge.  “We won our first stimulus-related contract, launched our new enterprise-class demand response management system software, Apollo, and de-leveraged our balance sheet in order to more aggressively participate in PJM capacity auctions this year. By continuing these strategic initiatives, and investing in long-term opportunities that deliver value to customers and shareholders, I believe we will emerge even more prominently positioned by this time next year.”

Business Highlights

Comverge fourth quarter 2009 business highlights include:

-	strengthened the board of directors with the appointment of A. Laurence Jones, Joseph M. O'Donnell and Scott B. Ungerer to its Board of Directors effective October 26, 2009;

-	raised an additional $27.0 million net equity in a common stock offering;

-	retired our GE Capital debt of $23.0 million;

-	entered into our first stimulus-related contract with Oklahoma Gas & Electric to be a key partner in the Oklahoma City-based utility's Positive Energy® Smart Grid demand response program; and

-
released Apollo Version 1.2,  a more extensive and feature-rich demand response platform for utilities and their customers, empowering them to better understand their energy usage, control costs and promote grid reliability.

Increased total megawatts under management by 35% or 747 megawatts during 2009. As of December 31, 2009 total megawatts under management were:

-	Megawatts under long-term contracts, with regulatory approval	898

-	Megawatts under open market programs	1194

-	Megawatts to be provided under turnkey programs	370

-	Megawatts managed for a fee	437

-	Total megawatts	2899

Recent Developments

-	announced the appointment of R. Blake Young as CEO and President and the appointment of Michael D. Picchi, EVP – Chief Financial Officer, to our Board of Directors;

-
significantly enhanced our ability to fund future business growth by increasing our Silicon Valley Bank revolving credit line by $20 million, to a total of $30 million, with a new 3-year term that will be available for general working capital needs and issuances of letters of credit;

-
announced our second stimulus-related contract, an expanded 5-year agreement with Pepco Holdings, Inc. for 40,000 additional homes providing energy management devices, marketing, installation and call center services managed by our Apollo Demand Response Management System software.  This program is one of the largest deployments of next generation smart grid residential demand response technology in the industry.

Current Outlook

We currently expect full year 2010 revenues to be in the range of $125 to $137 million.  We also expect to grow total megawatts under management by 800 megawatts.

As of the date of this release, we have 1015 megawatts under long-term capacity contracts which we expect to contribute to approximately $498 million of total contracted future revenues.  Of these amounts, 117 megawatts of capacity under long-term contracts, representing an expected $32 million in contracted future revenues, are still awaiting regulatory approval.  Furthermore, we have been awarded 683 megawatts of capacity in the 2012 – 2013 PJM Economic Load Response Program, or ELRP.  In the event we receive regulatory approval on these 117 megawatts and we secure adequate load capacity to meet our obligations under the 2012-2013 PJM ELRP, we will have 3369 in total megawatts managed.

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below under the caption “Caution Regarding Forward-Looking Statements” and in our filings with the Securities and Exchange Commission.

Additional Information

Comverge will discuss these results for the fourth quarter and full-year 2009 as well as its expectations for the future in a conference call scheduled today at 10:00 a.m. EST.  To participate in the call, dial 800-289-0479 or 913-312-0658 for international participants.

Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com. An audio replay of the call will be available beginning March 8, 2010 at 1:00 p.m. and available until March 15, 2010 at 12:00 a.m. EDT (midnight) by dialing in 888-203-1112 (719-457-0820 for international participants) and using conference code number 7401577.

Additional financial information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed today with the Securities and Exchange Commission.

About Comverge
With over 3,300 megawatts of clean energy capacity under management, Comverge is a leading provider of comprehensive smart grid, demand management, and energy efficiency solutions that improve grid reliability and supply electric capacity by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.  Virtual Peaking Capacity is a trademark of Comverge, Inc.  Apollo is a registered trademark of Comverge, Inc.

Caution Regarding Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected revenue guidance, projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations	Media Relations
Dan Pfeffer	Kristin Mastrandrea
VP, Treasurer-Investor Relations	Communications Manager
678-802-8302, invest@comverge.com	973-947-6169, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONSOLIDATED STATMENTS OF OPERATIONS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)
Revenue
Product	$4,556	$5,643	$20,732	$17,890
Service	36,248	27,336	78,112	59,348
Total revenue	40,804	32,979	98,844	77,238
Cost of revenue
Product	3,033	3,415	12,912	11,087
Service	24,285	11,146	52,736	32,248
Total cost of revenue	27,318	14,561	65,648	43,335
Gross profit	13,486	18,418	33,196	33,903
Operating expenses
General and administrative expenses	9,372	8,015	37,781	34,463
Marketing and selling expenses	4,955	3,568	17,737	15,738
Research and development expenses	1,395	461	4,878	1,137
Amortization of intangible assets	552	517	2,209	2,439
Impairment charges	-	-	-	75,432
Operating income (loss)	(2,788)	5,857	(29,409)	(95,306)
Interest and other expense (income), net	1,098	(313)	2,038	(299)
Income (loss) before income taxes	(3,886)	6,170	(31,447)	(95,007)
Provision (benefit) for income taxes	60	69	219	(901)
Net income (loss)	$(3,946)	$6,101	$(31,666)	$(94,106)

Net income (loss) per share
Basic	$(0.17)	$0.29	$(1.45)	$(4.45)
Diluted	$(0.17)	$0.28	$(1.45)	$(4.45)

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)
Revenue:
Utility Products & Services	$7,630	$6,951	$31,415	$22,458
Residential Business	30,329	23,972	39,585	34,652
Commercial & Industrial Business	2,845	2,056	27,844	20,128
Total	$40,804	$32,979	$98,844	$77,238

Cost of Revenue:
Utility Products & Services	$5,283	$4,020	$19,028	$12,897
Residential Business	20,057	9,130	25,662	14,914
Commercial & Industrial Business	1,978	1,411	20,958	15,524
Total	$27,318	$14,561	$65,648	$43,335

Gross Profit:
Utility Products & Services	$2,347	$2,931	$12,387	$9,561
Residential Business	10,272	14,842	13,923	19,738
Commercial & Industrial Business	867	645	6,886	4,604
Total	$13,486	$18,418	$33,196	$33,903

SCHEDULE 3
COMVERGE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
Assets	2009	2008
Cash and cash equivalents	$16,069	$19,571
Restricted cash	3,000	1,968
Marketable securities	34,409	28,276
Billed accounts receivable, net	8,119	18,877
Unbilled accounts receivable	11,873	5,908
Inventory, net	6,605	4,960
Deferred costs	1,715	2,197
Other current assets	938	1,273
Total current assets	82,728	83,030

Restricted cash	2,636	2,089
Property and equipment, net	18,340	20,572
Intangible assets, net	8,779	10,251
Goodwill	8,179	8,179
Other assets	235	1,036
Total assets	$120,897	$125,157

Liabilities and Shareholders' Equity
Accounts payable	6,874	7,672
Accrued expenses	11,574	8,006
Deferred revenue	5,890	6,694
Current portion of long-term debt	3,000	3,226
Other current liabilities	5,648	2,400
Total current liabilities	32,986	27,998

Deferred revenue	1,203	2,220
Long-term debt	9,750	24,888
Other liabilities	2,914	2,391
Total long-term liabilities	13,867	29,499

Common stock	25	22
Additional paid-in capital	258,660	220,638
Treasury stock	(63)	(119)
Accumulated deficit	(184,596)	(152,930)
Accumulated other comprehensive income	18	49
Total shareholders' equity	74,044	67,660
Total liabilities and shareholders' equity	$120,897	$125,157

SCHEDULE 4
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	$(3,946)	$6,101	$(31,666)	$(94,106)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation	16,879	4,340	17,689	5,004
Amortization of intangible assets	721	683	2,810	2,605
Stock-based compensation	3,235	1,460	10,038	6,876
Impairment charges	-	-	-	75,432
Other	1,430	223	2,210	(470)
Changes in working capital	(17,162)	(16,021)	6,698	(9,174)
Net cash provided by (used in) operating activities	1,157	(3,214)	7,779	(13,833)

Cash flows from investing activities
Change in restricted cash	(1,540)	(970)	(1,579)	(1,692)
Cash paid for acquisitions, net of cash acquired	-	-	-	(48)
Maturities (purchases) of marketable securities, net	(7,389)	907	(6,416)	5,091
Purchases of property and equipment	(3,216)	(2,422)	(14,901)	(11,615)
Purchases of technology licenses	(12)	(1,700)	(1,338)	(1,700)
Net cash used in investing activities	(12,157)	(4,185)	(24,234)	(9,964)

Cash flows from financing activities
Proceeds from exercises of stock options	863	5	1,067	359
Borrowings (repayments) of debt	(23,916)	(1,371)	(15,364)	4,227
Proceeds (payments) from issuance of common stock, net of offering costs	27,371	-	27,371	(614)
Other	(48)	(319)	(121)	(359)
Net cash provided by (used in) financing activities	4,270	(1,685)	12,953	3,613

Net change in cash and cash equivalents	(6,730)	(9,084)	(3,502)	(20,184)
Cash and cash equivalents at beginning of period	22,799	28,655	19,571	39,755
Cash and cash equivalents at end of period	$16,069	$19,571	$16,069	$19,571

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income (loss)	$(3,946)	$6,101	$(31,666)	$(94,106)
Depreciation and amortization	17,600	5,023	20,499	7,609
Interest expense, net	1,107	52	2,114	22
Provision (benefit) for income taxes	60	69	219	(901)
EBITDA	$14,821	$11,245	$(8,834)	$(87,376)
Non-cash stock compensation expense	3,235	1,460	10,038	6,876
Non-cash impairment charge	-	-	-	75,432
Adjusted EBITDA	$18,056	$12,705	$1,204	$(5,068)